                                                                           DRAFT
                                                                         3/14/97

                        COMMUNITY FIRST BANKING COMPANY
                         EMPLOYEE STOCK OWNERSHIP PLAN


     THIS INDENTURE is made on the _____ day of _____________, 1997, by COMMUNITY FIRST BANKING COMPANY, a bank duly organized and existing under the laws of the State of Georgia (hereinafter called the "Primary Sponsor").


                             W I T N E S S E T H:
                             - - - - - - - - - -


     WHEREAS, the Primary Sponsor desires to enable its employees and those of its affiliates to share in the growth and prosperity of the Primary Sponsor and to provide participating employees an opportunity to accumulate capital for their retirement; and


     WHEREAS, the Primary Sponsor now desires to establish an employee stock ownership plan within the meaning of Internal Revenue Code Section 4975(e)(7);


     NOW, THEREFORE, the Primary Sponsor does hereby establish the Community First Banking Company Employee Stock Ownership Plan, effective as of the Effective Date (as defined herein), to read as follows:

                        COMMUNITY FIRST BANKING COMPANY
                         EMPLOYEE STOCK OWNERSHIP PLAN

                                                                Page
                                                                ----
SECTION 1     DEFINITIONS.....................................    1

SECTION 2     ELIGIBILITY.....................................    9

SECTION 3     CONTRIBUTIONS...................................    9

SECTION 4     ALLOCATIONS.....................................    9

SECTION 5     ACQUISITION AND INVESTMENT OF TRUST ASSETS......   13

SECTION 6     PAYMENT OF BENEFITS ON TERMINATION OF
              EMPLOYMENT......................................   15

SECTION 7     PAYMENT OF BENEFITS ON RETIREMENT...............   17

SECTION 8     DEATH BENEFITS..................................   17

SECTION 9     GENERAL RULES ON DISTRIBUTIONS..................   18

SECTION 10    DIVERSIFICATION OF INVESTMENTS..................   20

SECTION 11    VOTING OF COMPANY STOCK.........................   21

SECTION 12    CONDITIONS OF DISTRIBUTION OF COMPANY STOCK.....   22

SECTION 13    ADMINISTRATION OF THE PLAN......................   24

SECTION 14    CLAIM REVIEW PROCEDURE..........................   26

SECTION 15    LIMITATION OF ASSIGNMENT, PAYMENTS TO LEGALLY
              INCOMPETENT DISTRIBUTEE AND UNCLAIMED PAYMENTS..   27

SECTION 16    PROHIBITION AGAINST DIVERSION...................   28

SECTION 17    LIMITATION OF RIGHTS............................   28

SECTION 18    AMENDMENT TO OR TERMINATION OF THE
              PLAN AND THE TRUST..............................   29

SECTION 19    ADOPTION OF PLAN BY AFFILIATES..................   30

SECTION 20    QUALIFICATION AND RETURN OF CONTRIBUTIONS.......   30

SECTION 21    INCORPORATION OF SPECIAL LIMITATIONS............   31

APPENDIX A          LIMITATION ON ALLOCATIONS.................  A-1
APPENDIX B          TOP-HEAVY PROVISIONS......................  B-1

                                   SECTION 1
                                  DEFINITIONS
                                  -----------

     Wherever used herein, the masculine pronoun shall be deemed to include the feminine, and the singular to include the plural, unless the context clearly indicates otherwise and the following words and phrases shall, when used herein, have the meanings set forth below:

     1.1  "Account" means a Member's aggregate balance in the following accounts
           -------
(and such subaccounts as the Plan Administrator deems necessary or appropriate in connection with the maintenance of such accounts), as adjusted pursuant to the Plan as of any given date:

          (a) "ESOP Account" which shall reflect a Member's interest in Company
               ------------
     Stock and other assets resulting from contributions made by a Plan Sponsor under Plan Section 3.1 or from releases from the Loan Suspense Account.

          (b) "Loan Suspense Account" which shall consist of Company Stock
               ---------------------
     acquired by the Fund with the proceeds of an Acquisition Loan and any cash dividends thereon that have not been allocated to ESOP Accounts.

          (c) "Suspense Account" which shall consist of assets which must remain
               ----------------
     unallocated to the Accounts of Members pursuant to Section 6 of Appendix A.

     1.2  "Acquisition Loan" means a loan or other extension of credit made to
           ----------------
the Plan by or subject to the Guarantee of a person described in Code Section 4975(e)(2), including a direct loan of cash, a purchase-money transaction or an assumption of a Plan obligation, used by the Trustee to finance an acquisition of Company Stock or to repay an Acquisition Loan.

     1.3  "Affiliate" means (a) any corporation which is a member of the same
           ---------
controlled group of corporations (within the meaning of Code Section 414(b)) as is a Plan Sponsor, (b) any other trade or business (whether or not incorporated) under common control (within the meaning of Code Section 414(c)) with a Plan Sponsor, (c) any other corporation, partnership or other organization which is a member of an affiliated service group (within the meaning of Code Section 414(m)) with a Plan Sponsor, and (d) any other entity required to be aggregated with a Plan Sponsor pursuant to regulations under Code Section 414(o). Notwithstanding the foregoing, for purposes of applying the limitations set forth in Appendix A and for purposes of determining Annual Compensation under Appendix A, the references to Code Sections 414(b) and (c) above shall be as modified by Code Section 415(h).

     1.4  "Annual Compensation" means the amount paid to an Employee by a Plan
           -------------------
Sponsor (and Affiliates for purposes of Appendix B during a Plan Year as compensation that would be subject to income tax withholding under Code Section 3401(a) (but without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed, such as the exception for agricultural labor in Code Section 3401(a)(2)), to the extent not in excess of the Annual Compensation Limit for all purposes under the Plan except determining Highly Compensated Employees or Key Employees. Notwithstanding the above, Annual Compensation shall be determined as follows:

          (a) in determining with respect to each Plan Sponsor the amount of contributions made by or on behalf of an Employee under Plan Section 3 and allocations under Plan Section 4, Annual Compensation shall only include amounts received for the portion of the Plan Year during which the Employee was a Member; and

          (b) for all purposes under the Plan except Appendices A and B hereto, Annual Compensation shall include any amount which would have been paid during a Plan Year, but was contributed by a Plan Sponsor on behalf of an Employee pursuant to a salary reduction agreement which is not includable in the gross income of the Employee under Section 125, 402(e)(3), or 402(h) of the Code.

     1.5  "Annual Compensation Limit" means $160,000, which amount may be
           -------------------------
adjusted in subsequent Plan Years based on changes in the cost of living as announced by the Secretary of the Treasury.

     1.6  "Beneficiary" means the person or trust that a Member designated most
           -----------
recently in writing to the Plan Administrator; provided, however, that if the Member has failed to make a designation, no person designated is alive, no trust has been established, or no successor Beneficiary has been designated who is alive, the term "Beneficiary" means (a) the Member's spouse or (b) if no spouse is alive, the Member's surviving children, or (c) if no children are alive, the Member's parent or parents, or (d) if no parent is alive, the deceased Member's estate. Notwithstanding the preceding sentence, the spouse of a married Member shall be his Beneficiary unless that spouse has consented in writing to the designation by the Member of some other person or trust and the spouse's consent acknowledges the effect of the designation and is witnessed by a notary public or a Plan representative. A Member may change his designation at any time. However, a Member may not change his designation without further consent of his spouse under the terms of the preceding sentence unless the spouse's consent permits designation of another person or trust without further spousal consent and acknowledges that the spouse has the right to limit consent to a specific beneficiary and that the spouse voluntarily relinquishes this right. Notwithstanding the above, the spouse's consent shall not be required if the Member establishes to the satisfaction of the Plan Administrator that the spouse cannot be located, if the Member has a court order indicating that he is legally separated or has been abandoned (within the meaning of local law) unless a "qualified domestic relations order" (as defined in Code Section 414(p)) provides otherwise, or if there are other circumstances as the Secretary of the Treasury prescribes. If the spouse is legally incompetent to give consent, consent by the spouse's legal guardian shall be deemed to be consent by the spouse. If, subsequent to the death of a Member, the Member's Beneficiary dies while entitled to receive benefits under the Plan, the successor Beneficiary, if any, or the Beneficiary listed under Subsection (a), (b) (c) or (d) shall be the Beneficiary.

     1.7  "Board of Directors" means the Board of Directors of the Primary
           ------------------
Sponsor.

     1.8  "Break in Service" means the failure of an Employee, in connection
           ----------------
with a termination of employment other than by reason of death or attainment of a Retirement Date, to complete more than 500 Hours of Service in any Plan Year.

     1.9  "Code" means the Internal Revenue Code of 1986, as amended.
           ----

     1.10 "Company Stock" means qualifying employer securities within the
           -------------
meaning of Code Section 4978(e)(5) which are (a) shares of common stock issued by the Primary Sponsor or a corporation which is a member of a controlled group of corporations which includes the Primary Sponsor (within the meaning of Code
Section 1563(a), determined without regard to Code Sections 1563(a)(4) and
(e)(3)(C)), which are readily tradable on an established securities market or, if there is no such common stock, shares of common stock issued by the Primary Sponsor or a corporation which is a member of a controlled group of corporations which includes the Primary Sponsor (within the meaning of Code Section 1563(a), determined without regard to Code Sections 1563(a)(4) and (e)(3)(C)), which have voting power and dividend rights no less favorable than the voting power and dividend rights of any other common stock issued by the Primary Sponsor or the other corporation, or (b) shares of noncallable preferred stock issued by the Primary Sponsor, which are at all times immediately convertible into stock described in (a) above at a reasonable conversion price.

     1.11 "Direct Rollover" means a payment by the Plan to the Eligible
           ---------------
Retirement Plan specified by the Distributee.

     1.12 "Disability" means the inability to engage in any substantial gainful
           ----------
activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months. The determination of whether or not a Disability exists shall be determined by the Plan Administrator and shall be substantiated by competent medical evidence.

     1.13 "Distributee" means an Employee or former Employee.  In addition, the
           -----------
Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order (as defined in Code Section 414(p)), are Distributees with regard to the interest of the spouse or former spouse.

     1.14 "Effective Date" means the date on which the Plan document and Trust
           --------------
are executed.

     1.15 "Eligibility Service" means a twelve-consecutive-month period during
           -------------------
which the Employee completes no less than 1,000 Hours of Service beginning on the date on which the Employee first performs an Hour of Service upon his employment or reemployment or, in the event the Employee fails to complete 1,000 Hours of Service in that twelve-consecutive-month period, any Plan Year thereafter during which the Employee completes no less than 1,000 Hours of Service, including the Plan Year which includes the first anniversary of the date the Employee first performed an Hour of Service upon his employment or reemployment.

     1.16 "Eligible Employee" means any Employee of a Plan Sponsor other than an
           ------------------
Employee who is (a) covered by a collective bargaining agreement between a union and a Plan Sponsor, provided that retirement benefits were the subject of good faith bargaining, unless the collective bargaining agreement provides for participation in the Plan, (b) a leased employee within the meaning of Code
Section 414(n)(2), or (c) deemed to be an Employee of a Plan Sponsor pursuant to regulations under Code Section 414(o).

     1.17 "Eligible Retirement Plan" means an individual retirement account
           ------------------------
described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a) or a qualified trust described in Code Section 401(a) that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

     1.18 "Eligible Rollover Distribution" means any distribution of all or any
           ------------------------------
portion of the Distributee's Account, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); and the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

     1.19 "Employee" means any person who is (a) employed by a Plan Sponsor or
           --------
an Affiliate for purposes of the Federal Insurance Contributions Act, (b) a leased employee within the meaning of Code Section 414(n)(2) with respect to a Plan Sponsor, or (c) deemed to be an employee of a Plan Sponsor pursuant to regulations under Code Section 414(o).

     1.20 "Entry Date" means the January 1st and July 1st of each Plan Year.
           ----------
Notwithstanding the foregoing, for the first Plan Year, Entry Date shall also mean the Effective Date of the Plan.

     1.21 "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
amended.

     1.22 "Fair Market Value" refers to the fair market value of Company Stock
           -----------------
and means:

          (a) if the Company Stock is Publicly Traded, the price most recently bid or asked, as appropriate, or paid for Company Stock listed on any exchange, quoted through a national securities exchange or association, traded in the over-the-counter market or reported by any other commercial service; or

          (b) if the Company Stock is not Publicly Traded, the value based upon an appraisal performed by an Independent Appraiser.

     1.23 "Fiduciary" means each Named Fiduciary and any other person who
           ---------
exercises or has any discretionary authority or control regarding management or administration of the Plan, any other person who renders investment advice for a fee or has any authority or responsibility to do so with respect to any assets of the Plan, or any other person who exercises or has any authority or control respecting management or disposition of assets of the Plan.

     1.24 "Fund" means the amount at any given time of cash and other property
           ----
held by the Trustee pursuant to the Plan. The Fund may consist of one or more subfunds as the Plan Administrator may establish from time to time.

     1.25  "Guarantee" means any guarantee of payment of an Acquisition Loan by
            ---------
a person or entity other than the Plan.

     1.26  "Highly Compensated Employee" means each Employee who during the Plan
            ---------------------------
Year immediately preceding the Plan Year in question:

          (a) was at any time an owner of more than five percent (5%) of the outstanding stock of a Plan Sponsor or Affiliate or more than five percent (5%) of the total combined voting power of all stock of a Plan Sponsor or Affiliate; or

          (b) received Annual Compensation in excess of $80,000 (for the Plan Year beginning in 1997) which amount shall be adjusted for changes in the cost of living as provided in regulations issued by the Secretary of the Treasury.

     For purposes of this Section, a former Employee shall be treated as a Highly Compensated Employee if (1) the former Employee was a Highly Compensated Employee at the time the former Employee separated from service with the Plan Sponsor or Affiliate or (2) the former Employee was a Highly Compensated Employee at any time after the former Employee attained age 55.

     For purposes of this Section, Employees who are nonresident aliens and who receive no earned income from the Plan Sponsor or an Affiliate from sources within the United States shall not be treated as Employees.

     For purposes of this Section, Annual Compensation shall include amounts paid by Affiliates and shall be determined without regard to the Annual Compensation Limit, as adjusted.

     1.27 "Hour of Service" means:
           ---------------

          (a) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for a Plan Sponsor or any Affiliate during the applicable computation period, and such hours shall be credited to the computation period in which the duties are performed;

          (b) Each hour for which an Employee is paid, or entitled to payment, by a Plan Sponsor or any Affiliate on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence;

          (c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by a Plan Sponsor or any Affiliate, and such hours shall be credited to the computation period or periods to which the award or agreement for back pay pertains rather than to the computation period in which the award, agreement or payment is made; provided, that the crediting of Hours of Service for back pay awarded or agreed to with respect to periods described in Subsection (b) of this Section shall be subject to the limitations set forth in Subsection (f);

          (d) Solely for purposes of determining whether a Break in Service has occurred, each hour during any period that the Employee is absent from work
     (1) by reason of the pregnancy of the Employee, (2) by reason of the birth of a child of the Employee, (3) by reason of the placement of a child with the Employee in connection with the adoption of the child by the Employee, or (4) for purposes of caring for such child for a period immediately following its birth or placement. The hours described in this Subsection
     (d) shall be credited (A) only in the computation period in which the absence from work begins, if the Employee would be prevented from incurring a Break in Service in that year solely because of that credit, or (B), in any other case, in the next following computation period;

          (e) Without duplication of the Hours of Service counted pursuant to Subsection (d) hereof and solely for such purposes as required pursuant to the Family and Medical Leave Act of 1993 and the regulations thereunder ("FMLA"), each hour (as determined pursuant to FMLA) for which an Employee is granted leave under FMLA (1) for the birth of a child, (2) for placement with the Employee of a child for adoption or foster care, (3) to care for the Employee's spouse, child or parent with a serious health condition, or
     (4) for a serious health condition that makes the Employee unable to perform the functions of the Employee's job;

          (f) The Plan Administrator shall credit Hours of Service in accordance with the provisions of Section 2530.200b-2(b) and (c) of the U.S. Department of Labor Regulations or such other federal regulations as may from time to time be applicable and determine Hours of Service from the employment records of a Plan Sponsor or in any other manner consistent with regulations promulgated by the Secretary of Labor, and shall construe any ambiguities in favor of crediting Employees with Hours of Service. Notwithstanding any other provision of this Section, in no event shall an Employee be credited with more than 501 Hours of Service during any single continuous period during which he performs no duties for the Plan Sponsor or Affiliate; and

          (g) In the event that a Plan Sponsor or an Affiliate acquires substantially all of the assets of another corporation or entity or a controlling interest of the stock of another corporation or merges with another corporation or entity and is the surviving entity, then service of an Employee who was employed by the prior corporation or entity and who is employed by the Plan Sponsor or an Affiliate at the time of the acquisition or merger shall be counted in the manner provided, with the consent of the Primary Sponsor, in resolutions adopted by the Plan Sponsor authorizing the counting of such service.

     1.28 "Independent Appraiser" means an individual meeting requirements
           ---------------------
similar to those contained in Treasury regulations under Code Section 170(a)(1) who holds himself out to the public as an appraiser, who is qualified to make an appraisal of Company Stock, who understands that a false or fraudulent overstatement of the value of Company Stock may subject him to a civil penalty under Code Section 6701, and who is not:

          (a)  the seller of Company Stock;

          (b)  a Plan Sponsor or an Affiliate;

          (c)  any person employed by or related to (within the meaning of Code
     Section 267(b)) the persons described in Subsections (a) or (b) above;

          (d) a party to the transaction by which the person selling or contributing any Company Stock to the Plan acquired the Company Stock (unless the Company Stock is sold or contributed to the Plan within two months of its acquisition and its appraised price does not exceed its acquisition cost); or

          (e) any person whose relationship with a person described in Subsections (a), (b), (c) or (d) above is such that a reasonable person would question the independence of the appraiser.

     1.29 "Investment Committee" means a committee which may be established to
           --------------------
direct the Trustee with respect to investments of the Fund.

     1.30 "Investment Manager" means a Fiduciary, other than the Trustee, the
           ------------------
Plan Administrator, or a Plan Sponsor, who may be appointed by the Primary
Sponsor:

          (a) who has the power to manage, acquire, or dispose of any assets of the Fund or a portion thereof; and

          (b) who (1) is registered as an investment adviser under the Investment Advisers Act of 1940; (2) is a bank as defined in that Act; or
     (3) is an insurance company qualified to perform services described in Subsection (a) above under the laws of more than one state; and

          (c) who has acknowledged in writing that he is a Fiduciary with respect to the Plan.

     1.31 "Member" means any Employee or former Employee who has become a
           ------
participant in the Plan for so long as his vested Account has not been fully distributed pursuant to the Plan.

     1.32 "Named Fiduciary" means only the following:
           ---------------

          (a)  The Plan Administrator;

          (b)  The Trustee;

          (c)  The Board of Directors;

          (d)  The Investment Committee; and

          (e)  The Investment Manager.

     1.33 "Normal Retirement Age" means age 65.
           ---------------------

     1.34 "Plan Administrator" means the organization or person designated to
           ------------------
administer the Plan or, in the absence of the designation of any other organization or person, Carrollton Federal Bank, FSB.

     1.35 "Plan Sponsor" means individually the Primary Sponsor and any
           ------------
Affiliate or other entity which has adopted the Plan and Trust.

     1.36 "Plan Year" means the calendar year.
           ---------

     1.37 "Publicly Traded" means Company Stock that is listed on a national
           ---------------
securities exchange under Section 6 of the Securities Exchange Act of 1934 (15 U.S.C. Section 78f) or that is quoted on a system sponsored by a national securities association registered under Section 15A(b) of the Securities Exchange Act of 1934 (15 U.S.C. Section 78o).

     1.38 "Retirement Date" means the date on which the Member retires on or
           ---------------
after (a) attaining Normal Retirement Age or (b) becoming subject to a Disability.

     1.39 "Termination Completion Date" means the last day of the fifth
           ---------------------------
consecutive Break in Service computation period, determined under the Plan Section which defines Break in Service, in which a Member completes a Break in Service.

     1.40 "Termination of Employment" means the termination of employment of an
           -------------------------
Employee from all Plan Sponsors and Affiliates for any reason other than death or attainment of a Retirement Date. Transfer from an Employee from one Plan Sponsor to another Plan Sponsor or to an Affiliate shall not be deemed for any purpose under the Plan to be a Termination of Employment. In addition, transfer of an Employee to another company in connection with a corporate transaction involving a sale of assets, merger or sale of an Affiliate, shall not be deemed to be a Termination of Employment, for purposes of the timing of distributions (but not vesting or eligibility) under Plan Section 6, if the company to which such Employee is transferred agrees to accept a transfer of assets from the Plan to its tax qualified plan in a trust-to-trust transfer meeting the requirements of Code Section 414(l).

     1.41 "Trust" means each trust established under an agreement between the
           -----
Primary Sponsor and a Trustee to hold the Fund or any subfund thereof, or any successor agreement.

     1.42 "Trustee" means the trustee appointed to hold and invest the Fund or,
           -------
if applicable, each trustee appointed to hold and invest each subfund of the Fund.

     1.43 "Valuation Date" means the last day of each Plan Year or any other day
           --------------
which the Plan Administrator declares to be a Valuation Date.

     1.44 "Vesting Service" means each Plan Year during which an Employee has
           ---------------
completed no less than 1,000 Hours of Service. In the case of an Employee with any vested right in Plan Sponsor contributions at the time of a Termination of Employment, all service prior to a Break in Service will be credited, but only if the Employee, upon re-employment, completes a year of Vesting Service following re-employment. Notwithstanding anything contained herein to the contrary, Vesting Service shall not include:

          (a) In the case of an Employee who completes five consecutive Breaks in Service for purposes of determining the vested portion of his Account derived from Plan Sponsor contributions which accrued before his Termination Completion Date, all service in Plan Years after his Termination Completion Date.

          (b) In the case of an Employee who completes five consecutive Breaks in Service and at that time does not have any vested right in Plan Sponsor contributions, all service before those Breaks in Service commenced.


                                   SECTION 2
                                  ELIGIBILITY
                                  -----------

     2.1 Each Eligible Employee shall become a Member as of the Entry Date coinciding with or next following the later of the date the Eligible Employee
(a) completes his or her Eligibility Service or (b) attains age 21.

     2.2 Each former Member of the Plan who is reemployed by a Plan Sponsor shall become a Member of the Plan as of the date of his reemployment as an Eligible Employee.

     2.3 Each former Employee who completes his Eligibility Service but terminates employment with a Plan Sponsor before becoming a Member of the Plan shall become a Member of the Plan as of the latest of the date the former Employee (a) is reemployed, (b) would have become a Member of the Plan if the former Employee had not terminated employment, or (c) becomes an Eligible Employee.


                                   SECTION 3
                                 CONTRIBUTIONS
                                 -------------

     3.1 The Plan Sponsor may make contributions to the Fund with respect to a Plan Year in an amount determined by resolution of the Board of Directors at its discretion, but in an amount not less than the amount needed to pay in full any principal and interest payments required by any outstanding Acquisition Loan.

     3.2 Contributions may be made only in Company Stock, cash or other property which is acceptable to the Trustee; provided that Plan Sponsor contributions shall be made in cash as needed to pay any principal and interest payments required by an Acquisition Loan, if any. In no event will the sum of contributions under Plan Section 3.1 exceed the deductible limits under Code
Section 404.


                                   SECTION 4
                                  ALLOCATIONS
                                  -----------

     4.1 As of the last day of each Plan Year, the Plan Sponsor contributions made under Plan Section 3.1 and forfeitures from ESOP Accounts shall be allocated among the ESOP Accounts of Members who are employed by a Plan Sponsor on the last day of the Plan Year, or whose death or Retirement Date occurred during the Plan Year, and shall be allocated to each such Member's ESOP Account in the proportion that the Member's Annual Compensation bears to the Annual Compensation of all Members entitled to an allocation under this Section.

     4.2  Allocations of Net Income or Loss.
          ---------------------------------

          (a) As of each Valuation Date, the Trustee shall allocate to each Account its share of the net income or net loss of the Fund as hereinafter set forth:

               (1) Any cash dividends paid or other cash income received with respect to Company Stock allocated to the ESOP Account of a Member as of the record date on which the cash dividend was declared or the date the other cash income was accrued and any income thereon attributable to the cash dividend or other income shall, unless used by the Trustee at its sole discretion to repay an Acquisition Loan, be allocated to that Member's ESOP Account. In a uniform and non-discriminatory manner, the Plan Administrator may direct the Trustee to distribute to Members the cash dividends allocated to Members' ESOP Accounts in accordance with the preceding sentence within ninety (90) days after the end of the Plan Year in which the dividends are paid to the Trust. Any cash dividend paid or other cash income received from the sale of Company Stock with respect to Company Stock allocated to the Loan Suspense Account as of the record date on which such cash dividend was declared or the date such other cash income was accrued and any income thereon attributable to such cash dividend or other income shall, unless used by the Trustee to repay an Acquisition Loan, be allocated pursuant to Section 4.2(a)(3).

               (2) Any additional shares of Company Stock which are issued with respect to any Company Stock held in an ESOP Account, including, but not limited to, stock dividends, shall be allocated to that ESOP Account as of the Valuation Date coinciding with or next following the date on which the additional shares of Company Stock are delivered to the Trustee. The additional shares of Company Stock shall be allocated to each ESOP Account based upon the number of shares of Company Stock in each ESOP Account as of the record date.

               (3) Except as otherwise provided in the Plan and Trust, the net loss and the net income of the Fund, other than cash income received with respect to Company Stock, shall be determined separately by the Trustee as of each Valuation Date as follows:

                    (A) To the cash income, if any, since the last Valuation Date there shall be added or subtracted, as the case may be, any net increase or decrease in the fair market value of the assets of the Fund, any gain or loss on the sale or exchange of assets of the Fund, any gain or loss on the sale or exchange of assets of the Fund since the last Valuation Date, accrued interest since the last Valuation Date with respect to any interest-bearing security, the amount of any dividend declared since the last Valuation Date but not paid on shares of stock owned by the Fund if the market quotation used in determining the value of the shares is ex-dividend, and the amount of any other assets of the Fund determined by the Trustee to be income since the last Valuation Date.

                    (B) From the sum thereof there shall be deducted all charges, expenses, and liabilities accrued since the last Valuation Date which are proper under the provisions of the Plan and Trust and which in the discretion of the Trustee are properly chargeable against income of the Fund for the period; provided, however, that interest paid on any Acquisition Loan shall be disregarded.

               The net income or net loss, so determined, of the Fund attributable to Accounts under the Plan shall be allocated as of the Valuation Date to each such Account in the proportion that the value of the Account (or appropriate subaccount) as of the preceding Valuation Date, reduced by any distributions from such Account (or appropriate subaccount) thereafter, bears to all such Accounts (or appropriate subaccount) of all Members as of the preceding Valuation Date, as so reduced.

          (b) If the Trustee should, by virtue of the receipt of any warrants, options, rights to purchase or rights to subscribe become entitled to purchase or subscribe for shares of Company Stock, the Trustee may purchase or subscribe for the additional shares of Company Stock. Any shares of Company Stock which the Trustee purchases shall be credited to all ESOP Accounts pursuant to the provisions of Subsection (c) below. In the event that the Trustee is unable to purchase or subscribe for any additional shares of Company Stock, the Trustee shall sell (if practicable) any warrants, options or rights beyond those which can be used as permitted, and shall credit ESOP Accounts with the proceeds from any sale pursuant to the provisions of Subsection (a)(3) above.

          (c) Any additional shares of Company Stock which the Trustee has purchased since the last Valuation Date with cash not constituting the contribution of a Plan Sponsor for the Plan Year shall be credited to ESOP Accounts as of the date of purchase in the proportion that the total amount to be invested from each ESOP Account in Company Stock on the date of purchase bears to the aggregate amount to be invested from all ESOP Accounts in Company Stock on the date of purchase.

     4.3  Allocations from the Loan Suspense Account.
          ------------------------------------------

          (a) Company Stock purchased with the proceeds of an Acquisition Loan shall be credited to the Loan Suspense Account.

          (b) Any shares of Company Stock which are released from the Loan Suspense Account by reason of the payment of principal or interest on an Acquisition Loan attributable to assets allocated to ESOP Accounts shall be credited to the ESOP Accounts as of the Valuation Date with respect to which the payment of principal and interest was made, all in the proportion that the total amount to be paid from each ESOP Account on the date of payment bears to the aggregate amount paid from all ESOP Accounts on the date of payment.

          (c) Any shares of Company Stock which have been released from the Loan Suspense Account by reason of the payment of a cash dividend on Company Stock held in the Loan Suspense Account which is used to make a payment on an Acquisition Loan or by reason of the repayment prior to the last day of the Plan Year of any or all of an Acquisition Loan from a source other than ESOP Accounts (including, but not limited to, proceeds attributable to the sale of Company Stock held in the Loan Suspense Account but only to the extent such proceeds are to be treated as annual additions for purposes of Appendix A in accordance with Plan Section 4.3(f) below) shall be allocated to ESOP Accounts in the manner set forth in Plan Section 4.1.

          (d) If the proceeds on the sale of Company Stock held in the Loan Suspense Account are used to make a payment on an Acquisition Loan (to the extent such proceeds are to be treated as earnings in accordance with
     Section 4.4(f) below), such proceeds shall be allocated to each Member's ESOP Account in the proportion that the balance of the Member's ESOP Account as of the immediately preceding Valuation Date bears to the total value of all Members' ESOP Accounts as of the immediately preceding Valuation Date.

          (e) In the event cash dividends paid with respect to any shares of Company Stock allocated to a Member's ESOP Account are used to repay an Acquisition Loan, each affected Member's ESOP Account shall be credited as of the Valuation Date immediately following the record date with shares of Company Stock released from the Loan Suspense Account in the proportion that the total amount of such cash dividends applied to the repayment of the Acquisition Loan that would otherwise have been allocated to the Member's ESOP Account bears to the aggregate amount of such cash dividends that would otherwise have been allocated to all ESOP Accounts; provided, however that such shares shall not have a Fair Market Value less than the cash portion of the dividend which otherwise would have been allocated to the Member's ESOP Account.

          (f) If shares of Company Stock are sold from the Loan Suspense Account and the proceeds are used to repay an Acquisition Loan in whole or in part, the proceeds in excess of the repayment (the "Excess Proceeds") shall be treated as consisting of two components: (1) an annual addition component which amounts shall be treated as annual additions pursuant to Appendix A and which shall be calculated by multiplying the Excess Proceeds by a fraction the numerator of which is the amount the Plan paid for the shares of Company Stock sold from the Loan Suspense Account and the denominator of which is the total proceeds received for the shares of Company Stock sold from the Loan Suspense Account; and (2) an earnings component.

     4.4 All valuations of shares of Company Stock made with respect to activities carried on by the Plan which shares of Company Stock are not readily tradeable on an established securities market shall be made by an Independent Appraiser.

     4.5 No portion of the Plan assets attributable to Company Stock purchased pursuant to a sale with respect to which Code Section 1042(a) applies shall accrue under the Plan or any other plan maintained by a Plan Sponsor, either directly or indirectly, for the benefit of (a) a seller or any individual who is related to the seller (within the meaning of Code Section 267(b)) at any time from the date of sale until the later of (1) the date which is ten years after the date of the sale or (2) the date of the allocation attributable to the final payment of any Acquisition Loan incurred in connection with the sale; or (b) any other person who owns after application of Code Section 318(a) (but without regard to paragraph (2)(B)(i) thereof) more than twenty-five percent (25%) of the outstanding portion of (1) any class of or (2) the total value of any class of stock of the corporation that issued the Company Stock acquired or of any member of the same controlled group of corporations within the meaning of Code Section 409(1). However, Members who are lineal descendants of the seller may receive an aggregate allocation of not more than five percent (5%) of the Company Stock purchased by the Plan, and a Member who is described in Subsection (b) of this Section may receive allocations of the Company Stock purchased by the Plan if he failed to meet the criteria set forth in that Subsection either (i) during the one-year period ending on the date of the purchase or (ii) on the date as of which that Company Stock is allocated to Members' ESOP Accounts.


                                   SECTION 5
                   ACQUISITION AND INVESTMENT OF TRUST ASSETS
                   ------------------------------------------

     5.1  Acquisition Loans
          -----------------

          (a) The Plan Administrator may direct the Trustee to obtain Acquisition Loans. An Acquisition Loan shall meet all requirements necessary to constitute an "exempt loan" within the meaning of Treasury Regulation Section 54.4975-7(b)(1)(iii). At the time an Acquisition Loan is made, the interest rate for the Acquisition Loan and the price of Company Stock to be acquired therewith may not be such that assets of the Plan might be drained off. The terms of an Acquisition Loan must, at the time the Acquisition Loan is made, be at least as favorable to the Plan as the terms of a comparable loan resulting from arm's length negotiations between independent parties. The proceeds of any Acquisition Loan shall be used within a reasonable time after the Acquisition Loan is obtained and may only be used to purchase Company Stock, to repay the Acquisition Loan, or to repay any prior Acquisition Loan. An Acquisition Loan shall provide for no more than a reasonable rate of interest. An Acquisition Loan must be without recourse against the Plan and must be for a specific term and not payable at the demand of any person, except in case of default. For purposes of this Section, "default" shall mean the failure to pay any amount due under the Acquisition Loan, or any other event specified in the agreement memorializing the Acquisition Loan. The Acquisition Loan's number of years to maturity must be definitely ascertainable. The only assets of the Fund that may be given as collateral for an Acquisition Loan are shares of Company Stock acquired with its proceeds or used as collateral on a prior Acquisition Loan repaid with the proceeds of the current Acquisition Loan. The Company Stock pledged shall be placed in the Loan Suspense Account. No person entitled to payment under an Acquisition Loan shall have recourse against the Fund other than that collateral, Plan Sponsor contributions in cash that are made to meet obligations under the Acquisition Loan, and earnings attributable to that collateral and investment of Plan Sponsor contributions. In the event of a default upon an Acquisition Loan, the value of assets of the Plan transferred in satisfaction thereof shall not exceed the amount of default. If the lender under an Acquisition Loan is a person described in Code Section 4975(e)(2), the Acquisition Loan shall provide for a transfer of Plan assets upon default only upon and to the extent of the failure of the Plan to meet the payment schedule of the Acquisition Loan. A pledge of Company Stock must provide for the release of shares pledged, as provided in (b) below, upon the payment of any portion of the Acquisition Loan. An amendment of a loan in order to qualify under this Section shall not be a refinancing of the loan or the making of another loan.

          (b) For each Plan Year during the duration of the Acquisition Loan, the number of shares of Company Stock released from any pledge and from the Loan Suspense Account must equal the number of shares acquired with the proceeds of the Acquisition Loan held immediately before release for the current Plan Year multiplied by a fraction the numerator of which is the amount of principal and interest paid for that Plan Year and the denominator of which is the sum of the numerator plus the principal and interest to be paid for all future Plan Years; provided, at a minimum, that the number of shares of Company Stock to be released in any Plan Year from any pledge and from the Loan Suspense Account shall comply with Plan
     Section 4.3(e). These years are determined without taking into account any possible extension or renewal periods. In the event the interest is variable, the interest to be paid in future years must be computed by using the interest rate applicable as of the end of the Plan Year. If collateral in the Loan Suspense Account includes more than one class of Company Stock, the number of shares of each class to be released for a Plan Year must be determined by applying the same fraction to each class. Notwithstanding the above, the number of shares of Company Stock released from any pledge and from the Loan Suspense Account for each Plan Year during the duration of an Acquisition Loan may be determined by reference to principal payments only, if (1) the Acquisition Loan provides for payments of principal and interest at a cumulative rate that is not less rapid at any time than level annual payments of those amounts for ten years, (2) interest included in any payment is disregarded only to the extent that it would be determined to be interest under standard loan amortization tables, and (3) by reason of a renewal, extension, or refinancing during or prior to the Plan Year, the sum of the expired duration of the Acquisition Loan, the renewal period, the extension period, and the duration of a new Acquisition Loan do not exceed ten years.

          (c) Payments of principal and interest on any Acquisition Loan during a Plan Year shall be made by the Trustee, as directed by the Plan Administrator, only from (1) Plan Sponsor contributions made to the Trust to meet the Plan's obligation under an Acquisition Loan, earnings from Plan Sponsor contributions, and any cash dividends attributable to Company Stock given as collateral for an Acquisition Loan (both received during or prior to the Plan Year) and any cash dividends attributable to Company Stock acquired with the proceeds of an Acquisition Loan and allocated to Members' ESOP Accounts, (2) the proceeds of a subsequent Acquisition Loan made to repay a prior Acquisition Loan, and (3) the proceeds of the sale of shares of Company Stock held as collateral for an Acquisition Loan. Company Stock and earnings must be accounted for separately by the Plan until the Acquisition Loan is repaid.

          (d) In the event that the contributions are insufficient to enable the Trust to pay principal and interest on the Acquisition Loan as it is due, then upon the Trustee's request the Plan Sponsor shall make an Acquisition Loan to the Trust, as described in Treasury Regulations Section 54.4975-7(b)(4)(iii), in sufficient amounts to meet principal and interest payments. The new Acquisition Loan shall also meet all requirements of an exempt loan within the meaning of Treasury Regulations
     Section 54.4975-7(b)(1)(iii). Company Stock released from the pledge of the prior Acquisition Loan shall be pledged as collateral to secure the new Acquisition Loan. The Company Stock will be released from this new pledge and allocated to the ESOP Accounts of the Members in accordance with applicable provisions of the Plan.

The provisions of this Section 5.1 shall continue to be applicable to shares of Company Stock acquired hereunder and held in the Loan Suspense Account even if the Plan ceases to be an employee stock ownership plan under Code Section 4975(e)(7).

     5.2  Company Stock.  The Fund shall be invested by the Trustee primarily in
          -------------
Company Stock in accordance with directions from the Plan Administrator. All purchases of Company Stock by the Trustee shall be made only as directed by the Plan Administrator and only at prices which do not exceed the Fair Market Value of Company Stock. The Plan Administrator may direct the Trustee to invest and hold up to one hundred percent (100%) of the Fund in Company Stock.


                                   SECTION 6
                PAYMENT OF BENEFITS ON TERMINATION OF EMPLOYMENT
                ------------------------------------------------

     6.1 (a) In the event of a Termination of Employment, a Member whose vested Account exceeds $3,500 may request at any time after the Member's Termination of Employment payment of his vested Account which shall be made in cash or in kind at the Member's election, in a lump sum payment.
     Payment will be made as soon as practicable after the last day of the Plan Year in which the Member requests a distribution in writing. No distribution of the Member's Account will be made without a Member's request prior to Normal Retirement Age.

          (b) In the event of a Termination of Employment, a Member whose vested Account is $3,500 or less shall be distributed in a lump sum payment, either in cash or in kind based upon a Member's election in writing, as soon as practicable after the last day of the Plan Year in which the Member's Termination of Employment occurs.

          (c) If a Member who has a Termination of Employment has not previously received a distribution of his Account under Subsections (a) or (b), payment will be made to him in any event on or before sixty (60) days following the end of the Plan Year in which the Member attains Normal Retirement Age.

          (d) Whole shares of Company Stock otherwise distributable to the Member shall be distributed in kind and the value of any fractional share or right to a fractional share shall be paid in cash to the extent cash is available. If cash is not available, then a fractional share shall be distributed in kind. The Trustee may exchange any fractional share or right to a fractional share for available cash in the Accounts of all other Members to the extent that the required amount of cash is available and shall immediately allocate the fractional share or right to a fractional share to such other Accounts. The fractional share or right to a fractional share shall be treated as having been purchased by the Trustee on the date of the exchange.

     6.2 That portion of a Member's Account in which he is vested shall be that part of his ESOP Account computed according to the following vesting schedule taking into account any Vesting Service through the date of the Member's Termination of Employment:

                     Full Years of            Percentage
                    Vesting Service             Vested
                    ---------------           ----------

                     Less than 5                   0%
                          5                      100%

     6.3 (a) If any portion of a Member's vested Account derived from Plan Sponsor contributions is paid prior to his Termination Completion Date, a portion of his Account equal to his total non-vested Account derived from Plan Sponsor contributions multiplied by a fraction, the numerator of which is the amount of the distribution attributable to Plan Sponsor contributions and the denominator of which is the total vested Account attributable to Plan Sponsor contributions, shall be immediately forfeited. The amount forfeited shall not exceed the Member's nonvested Account. Upon the Termination of Employment of a Member who is not vested in any part of his Account, the Member shall be deemed to have received a distribution and his Account shall be immediately forfeited.

          (b) If the Member is reemployed by a Plan Sponsor or an Affiliate prior to his Termination Completion Date and (1) if the Member's Account was partially vested and the Member repays to the Fund no later than the fifth anniversary of the Member's reemployment by the Plan Sponsor or an Affiliate all of that portion of his vested Account which was paid to him or (2) if the Member's Account was not vested upon his Termination of Employment, then any portion of his Account which was forfeited shall be restored effective on the Valuation Date coinciding with or next following the repayment or the Member's reemployment, respectively. The restoration on any Valuation Date of the forfeited portion of the Account of a Member pursuant to the preceding sentence shall be made first from forfeitures available for allocation on that Valuation Date, to the extent available, and secondly from net income calculated as of that Valuation Date, if any. Only after restorations have been made shall the remaining net income be available for allocation under Plan Section 4.

          (c) If a Member who is partially vested in his Account does not receive, prior to his Termination Completion Date, a distribution of any portion of his vested Account, then no forfeiture of that Member's nonvested portion of his Account shall occur until that Member's Termination Completion Date.

     6.4 If a Plan amendment directly or indirectly changes the vesting schedule, the vesting percentage for each Member in his Account accumulated to the date when the amendment is adopted shall not be reduced as a result of the amendment. In addition, any Member with at least three (3) years of Vesting Service may irrevocably elect to remain under the pre-amendment vesting schedule with respect to all of his benefits accrued both before and after the amendment.

     6.5 If a Member has a Termination of Employment and is subsequently reemployed by a Plan Sponsor or an Affiliate prior to receiving a distribution of his Account under the Plan, such Member shall not be entitled to a distribution under this Section while he is an Employee.


                                   SECTION 7
                       PAYMENT OF BENEFITS ON RETIREMENT
                       ---------------------------------

     7.1 (a) A retired Member whose Account exceeds $3,500 may request payment of his vested Account at any time after the Member's Retirement Date occurs. Based upon the election of the Member, all payments will be made in a lump sum in either cash or in kind. Payment will be made as soon as practicable following the last day of the Plan Year in which the Member requests a distribution in writing. No distribution of the Member's Account will be made without his request prior to his Normal Retirement Age.

          (b) A retired Member whose Account is $3,500 or less shall be distributed in a lump sum payment either in cash or in kind based upon a Member's election as soon as practicable following the end of the Plan Year after the Member attains a Retirement Date.

          (c) If a retired Member has not previously received a distribution under Subsections (a) or (b), payment of the Account will be made on or before sixty (60) days following the end of the Plan Year in which the Member attains Normal Retirement Age.

          (d) Whole shares of Company Stock otherwise distributable to the Member shall be distributed in kind and the value of any fractional share or right to a fractional share shall be paid in cash to the extent cash is available. If cash is not available, then a fractional share shall be distributed in kind. The Trustee may exchange any fractional share or right to a fractional share for available cash in the Accounts of all other Members to the extent that the required amount of cash is available and shall immediately allocate the fractional share or right to a fractional share to such other Accounts. The fractional share or right to a fractional share shall be treated as having been purchased by the Trustee on the date of the exchange.

     7.2 The Account of a Member who has attained a Retirement Date or has attained Normal Retirement Age shall be fully vested and nonforfeitable.


                                   SECTION 8
                                DEATH BENEFITS
                                --------------

          (a) If a Member dies prior to a Termination of Employment, his Beneficiary shall receive the Member's Account in a lump sum, either in cash or in kind at the election of the Beneficiary as soon as practicable following last day of the Plan Year in which the Member dies. If a Member dies following a Termination of Employment but after receiving a distribution of his Account, the Member's Beneficiary shall receive the Member's vested Account in a lump sum, either in cash or in kind at the election of the Beneficiary as soon as practicable following the last day of the Plan Year in which the Member dies.

          (b) Whole shares of Company Stock otherwise distributable to the Member shall be distributed in kind and the value of any fractional share or right to a fractional share shall be paid in cash to the extent cash is available. If cash is not available, then a fractional share shall be distributed in kind. The Trustee may exchange any fractional share or right to a fractional share for available cash in the Accounts of all other Members to the extent that the required amount of cash is available and shall immediately allocate the fractional share or right to a fractional share to such other Accounts. The fractional share or right to a fractional share shall be treated as having been purchased by the Trustee on the date of the exchange.


                                   SECTION 9
                        GENERAL RULES ON DISTRIBUTIONS
                        ------------------------------

     9.1 Accounts shall not be adjusted for earnings or losses incurred after the Valuation Date coinciding with or preceding the date of distribution of the Account.

     9.2 Notwithstanding any provisions of the Plan to the contrary that would otherwise limit a Distributee's election under this Section 9, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of a distribution pursuant to this Section which is an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover so long as all Eligible Rollover Distributions to a Distributee for a calendar year total or are expected to total at least $200 and, in the case of a Distributee who elects to directly receive a portion of an Eligible Rollover Distribution and directly roll the balance over to an Eligible Retirement Plan, the portion that is to be directly rolled over totals at least $500. If the Eligible Rollover Distribution is one to which Code Sections 401(a)(11) and 417 do not apply, such Eligible Rollover Distribution may commence less than 30 days after the notice required under Treasury Regulations Section 1.411(a)-11(c) is given, provided that:

          (a) the Plan Administrator clearly informs the Distributee that the Distributee has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

          (b) the Distributee, after receiving the notice, affirmatively elects a distribution.

     9.3  Notwithstanding any other provisions of the Plan,

          (a) Prior to the death of a Member, all retirement payments hereunder shall --

               (1) be distributed to the Member not later than the required beginning date (as defined below) or,

               (2) be distributed, commencing not later than the required beginning date (as defined below)--

                    (A) in accordance with regulations prescribed by the Secretary of the Treasury, over the life of the Member or over the lives of the Member and his designated individual Beneficiary, if any, or

                    (B) in accordance with regulations prescribed by the Secretary of the Treasury, over a period not extending beyond the life expectancy of the Member or the joint life and last survivor expectancy of the Member and his designated individual Beneficiary, if any.

          (b)  (1)  If --

                    (A) the distribution of a Member's retirement payments have begun in accordance with Subsection (a)(2) of this Section, and

                    (B) the Member dies before his entire vested Account has been distributed to him,

          then the remaining portion of his vested Account shall be distributed at least as rapidly as under the method of distribution being used under Subsection (a)(2) of this Section as of the date of his death.

               (2) If a Member dies before the commencement of retirement payments hereunder, the entire interest of the Member shall be distributed within five (5) years after his death.

               (3)  If --

                    (A) any portion of a Member's vested Account is payable to or for the benefit of the Member's designated individual Beneficiary, if any,

                    (B) that portion is to be distributed, in accordance with regulations prescribed by the Secretary of the Treasury, over the life of the designated individual Beneficiary or over a period not extending beyond the life expectancy of the designated individual Beneficiary, and

                    (C) the distributions begin not later than one (1) year after the date of the Member's death or such later date as the Secretary of the Treasury may by regulations prescribe,

          then, for purposes of Paragraph (2) of this Subsection (b), the portion referred to in Subparagraph (A) of this Paragraph (3) shall be treated as distributed on the date on which the distributions to the designated individual Beneficiary begin.

               (4) If the designated individual Beneficiary referred to in Paragraph (3)(A) of this Subsection (b) is the surviving spouse of the Member, then --

                    (A) the date on which the distributions are required to begin under Paragraph (3)(C) of this Subsection (b) shall not be earlier than the date on which the Member would have attained age 70-1/2, and

                    (B) if the surviving spouse dies before the distributions to such spouse begin, this Subsection (b) shall be applied as if the surviving spouse were the Member.

          (c) For purposes of this Section, the term "required beginning date" means April 1 of the calendar year following the later of the calendar year in which the Member attains age 70-1/2 or the calendar year in which the retirees or Member terminates employment; except that with respect to a Member who is a five percent (5%) owner (as described in Code Section 416(i)(1)(B)(i)) for the Plan Year ending with the calendar year in which the Member attains age 70-1/2, a distribution shall commence no later than April 1st of the calendar year following the calendar year in which the Member attains age 70-1/2.

          (d) Distributions will be made in accordance with the regulations under Code Section 401(a)(9), including the minimum distribution incidental benefit requirement of Treas. Reg. Section 1.401(a)(9)-2.


                                  SECTION 10
                        DIVERSIFICATION OF INVESTMENTS
                        ------------------------------

     10.1 Each Member who is an Employee and who has both completed ten years of membership in the Plan and attained age 55 may elect within ninety (90) days after the close of each Plan Year in the election period described in Plan
Section 10.4 to direct the Plan to diversify a number of shares of Company Stock equal to (a) 25% of the Company Stock that has been allocated to the Member's ESOP Account valued as of the Valuation Date preceding the date of diversification (b) reduced by the number of shares of Company Stock previously distributed pursuant to this Section. The resulting number of shares of Company Stock may be rounded to the nearest whole integer. For the last year in which a Member may make an election, this Section shall be applied by substituting for 25% percent.

     10.2 (a) The Plan Administrator shall distribute the appropriate number of shares of Company Stock to each Member making an election.

          (b) In lieu of a distribution under Subsection (a), the Plan Administrator, on a uniform and nondiscriminatory basis, may allow Members who have the right to receive a distribution under Subsection (a) to direct the Plan to transfer the portion of each such Member's ESOP Account that is covered by the election to another qualified plan of the Plan Sponsor which accepts such transfers, provided that such plan permits employee-directed investment among at least three (3) diversified investment funds, none of which invests in Company Stock to a substantial degree.

     10.3 Company Stock subject to elections made under Plan Section 10.1 shall be diversified no later than ninety (90) days after the period during which the election may be made.

     10.4 As used in Plan Section 10.1, election period shall mean the six Plan Year period beginning with the Plan Year in which the Member has attained age 55 and completed ten years of membership in the Plan.

     10.5 Notwithstanding the preceding provisions of this Section, if the Fair Market Value of Company Stock allocated to a Member's ESOP Account is five hundred dollars ($500) or less on the Valuation Date immediately preceding the first day on which a Member is eligible to make an election described in Plan
Section 10.1, then that Member shall not be eligible to make a diversification election.


                                  SECTION 11
                            VOTING OF COMPANY STOCK
                            -----------------------

     11.1 Except as provided in this Section, the Trustee shall vote shares of Company Stock held in the Fund. However, as to any corporate matter which involves the voting of shares of Company Stock with respect to the approval or disapproval of any merger or consolidation, recapitalization, reclassification, liquidation, dissolution, sale of substantially all of the assets or any similar transaction as provided in regulations issued by the Secretary of the Treasury or, if Company Stock is required to be registered under Section 12 of the Securities Exchange Act of 1934, or would be required to be so registered except for the exemption from registration provided in Subsection (g)(2)(H) of that
Section 12, the Trustee shall vote shares of Company Stock as follows:

          (a) Whole shares of Company Stock held in ESOP Accounts for which it has received instructions from Member shall be voted in accordance with those instructions. In the absence of voting instructions by a Member, whole shares of Company Stock held in a Member's ESOP Account shall be voted by the Trustee unless the fiduciary requirements of ERISA require otherwise.

          (b) The combined fractional shares and fractional rights to shares of Company Stock held in ESOP Accounts shall be voted to the extent possible in the same proportion as whole shares of Company Stock held in such Accounts are directed to be voted by Members unless the fiduciary requirements of ERISA require otherwise.

          (c) Shares of Company Stock held in the Suspense Account and Loan Suspense Account shall be voted by the Trustee.

          (d) The Primary Sponsor shall furnish the Trustee, Members and Beneficiaries with notices and information statements when voting or other rights as to Company Stock are to be exercised.

     11.2 All decisions affecting Company Stock held under the Fund which do not involve voting of such Company Stock, including, without limitation, decisions to reject or consent to tender or exchange offers and similar decisions, shall be determined by the Trustee in the same manner as voting decisions as described in Section 11.1 above.


                                   SECTION 12
                  CONDITIONS OF DISTRIBUTION OF COMPANY STOCK
                  -------------------------------------------

     12.1 To the extent necessary to comply with federal or state securities laws, each certificate for Company Stock distributed pursuant to the Plan shall be marked "RESTRICTED" on its face and, to the extent appropriate at the time, shall bear on its reverse side legends to the following effect:

          (a) That the securities evidenced by the certificate were issued and distributed without registration under the federal Securities Act of 1933 (the "1933 Act") or under the applicable laws of any state or states (collectively referred to as the "State Acts"), in reliance upon certain exemptive provisions of the 1933 Act or any applicable State Acts;

          (b) That the securities cannot be sold or transferred unless, in the opinion of counsel reasonably acceptable to the Primary Sponsor, the sale or transfer would be:

               (A) pursuant to an effective registration statement under the 1933 Act or pursuant to an exemption from registration; and

               (B) a transaction which is exempt under any applicable State Acts or pursuant to an effective registration statement under or in a transaction which is otherwise in compliance with the State Acts; and

          (c) That the securities evidenced by the certificate were issued and distributed in accordance with the provisions of the Plan and Trust Agreement, are subject to the provisions thereof, and may not be sold or transferred except in compliance with said provisions.

     12.2 If necessary to comply with the 1933 Act or any applicable State Acts, shares of Company Stock distributable under the Plan must be acquired for investment and not with a view to the public distribution thereof. In furtherance thereof, as a condition of receiving Company Stock under the Plan, the distributee may be required to execute an investment letter and any other documents that in the opinion of counsel reasonably acceptable to the Primary Sponsor, as issuer, are necessary to comply with the 1933 Act or any applicable State Acts or any other applicable laws regulating the issuance or transfer of securities.

     12.3 (a) Each share of Company Stock distributed from the ESOP Accounts shall be subject to Put Rights. The Put Rights grant to the distributee (or his heirs or legatees) the right to require the Primary Sponsor or its designee to purchase any shares of Company Stock which have been distributed from the Plan provided that the Company Stock is not Publicly Traded at the time (the "Put"). The Put shall be exercisable by giving written notice to the Primary Sponsor during a period of 60 days beginning on the date of distribution or a period of 60 days following the determination of the Company Stock's Fair Market Value for the Plan Year following the date of distribution. In the case of Company Stock which is Publicly Traded without restriction when distributed but ceases to be so traded during the Put period, the Primary Sponsor must give notice to each distributee (or his heirs or legatees) in writing on or before the tenth day after the date the Company Stock ceases to be so traded informing each distributee (or his heirs or legatees) that for the remainder of the period the Company Stock is subject to the Put and setting forth the terms of the Put. The number of days between the tenth day and the date on which notice is actually given, if later, must be added to the duration of the Put. The period during which the Put is exercisable does not include the time when a distributee (or his heirs or legatees) is unable to exercise it because the Primary Sponsor is prohibited from honoring it by applicable federal or state law, and the Primary Sponsor shall not be in breach of the Put if it is prohibited from honoring it by applicable federal or state law. Company Stock purchased pursuant to the Put shall, to the extent permitted by state law, be purchased in cash at Fair Market Value in substantially equal payments made over a period not in excess of five years commencing within 30 days after the exercise of the Put. If a Member exercises his Put Rights following the last day of a Plan Year but prior to the preparation of the valuation report to be issued by the Independent Appraiser for that Plan Year, the determination of Fair Market Value shall be based upon the valuation report prepared by the Independent Appraiser for the immediately preceding Plan Year. The Primary Sponsor shall provide adequate security and pay reasonable interest on any unpaid amounts. Payment under the Put may not be restricted by the provisions of any loan or any other arrangement, including the terms of the Primary Sponsor's articles of incorporation, unless required by applicable state law.

          (b) Each share of Company Stock distributed from any of the Accounts shall be subject to First Refusal Rights. The First Refusal Rights provide that prior to any sale of Company Stock which is not Publicly Traded at that time, the distributee (or his heirs or legatees) must first offer the Company Stock which he wishes to sell to the Primary Sponsor or its designee at the greater of (1) Fair Market Value, or (2) the same purchase price and on the same terms as a bona fide offer made by a third party within the preceding 14 days to whom the distributee (or his heirs or legatees) desires to sell the Company Stock, and that if the Primary Sponsor or its designee is not willing or able to purchase the Company Stock within 14 days after receipt by the Primary Sponsor of written notification by the distributee of the purchase price and payment terms, then the distributee (or his heirs or legatees) may proceed to sell the Company Stock to the third party in accordance with the offer within 28 days after receipt by the distributee of the bona fide offer. In no event may the Company Stock be sold or transferred for value, nor shall the Primary Sponsor recognize any purchaser or transferee as the owner of the Company Stock, unless the terms of the First Refusal Rights, as specified above, have been followed.

     Except as provided in Subsections (a) and (b) above, no Company Stock acquired with the proceeds of an Acquisition Loan may be subject to a put, call, option, buy-sell or similar arrangement while held by or when distributed from the Plan.

     The provisions of this Section 12.3 shall continue to be applicable to shares of Company Stock acquired with the proceeds of an Acquisition Loan even if the Plan ceases to be an employee stock ownership plan under Code Section 4975(e)(7).

     Each share of Company Stock distributed from the Plan shall contain legends indicating the rights contained in this Section 12.


                                   SECTION 13
                           ADMINISTRATION OF THE PLAN
                           --------------------------

     13.1 Trust Agreement.  The Primary Sponsor shall establish a Trust with
          ---------------
the Trustee designated by the Board of Directors for the management of the Fund, which Trust shall form a part of the Plan and is incorporated herein by reference.

     13.2 Operation of the Plan Administrator.  The Primary Sponsor shall
          -----------------------------------
appoint a Plan Administrator or may itself serve as the Plan Administrator. If an organization is appointed to serve as the Plan Administrator, then the Plan Administrator may designate in writing a person who may act on behalf of the Plan Administrator. The Primary Sponsor shall have the right to remove the Plan Administrator at any time by notice in writing. The Plan Administrator may resign at any time by written notice of resignation to the Trustee and the Primary Sponsor. Upon removal or resignation, or in the event of the dissolution of the Plan Administrator, the Primary Sponsor shall appoint a successor.

     13.3 Fiduciary Responsibility.
          ------------------------

          (a) The Plan Administrator, as a Named Fiduciary, may allocate its fiduciary responsibilities among Fiduciaries other than the Trustee, designated in writing by the Plan Administrator and may designate in writing persons other than the Trustee to carry out its fiduciary responsibilities under the Plan. The Plan Administrator may remove any person designated to carry out its fiduciary responsibilities under the Plan by notice in writing to such person.

          (b) The Plan Administrator and each other Fiduciary may employ persons to perform services and to render advice with regard to any of the Fiduciary's responsibilities under the Plan.

          (c) Each Plan Sponsor shall indemnify and hold harmless each person constituting the Plan Administrator or the Investment Committee, if any, from and against any and all claims, losses, costs, expenses (including, without limitation, attorney's fees and court costs), damages, actions or causes of action arising from, on account of or in connection with the performance by such person of his duties in such capacity, other than such of the foregoing arising from, on account of or in connection with the willful neglect or willful misconduct of such person.

     13.4 Duties of the Plan Administrator.
          --------------------------------

          (a) The Plan Administrator shall advise the Trustee with respect to all payments under the terms of the Plan and shall direct the Trustee in writing to make such payments from the Fund; provided, however, in no event shall the Trustee be required to make such payments if the Trustee has actual knowledge that such payments are contrary to the terms of the Plan and the Trust.

          (b) The Plan Administrator shall from time to time establish rules, not contrary to the provisions of the Plan and the Trust, for the administration of the Plan and the transaction of its business. All elections and designations under the Plan by a Member or Beneficiary shall be made on forms prescribed by the Plan Administrator. The Plan Administrator shall have discretionary authority to construe the terms of the Plan and shall determine all questions arising in the administration, interpretation and application of the Plan, including, but not limited to, those concerning eligibility for benefits and it shall not act so as to discriminate in favor of any person. All determinations of the Plan Administrator shall be conclusive and binding on all Employees, Members, Beneficiaries and Fiduciaries, subject to the provisions of the Plan and the Trust and subject to applicable law.

          (c) The Plan Administrator shall furnish Members and Beneficiaries with all disclosures now or hereafter required by ERISA or the Code. The Plan Administrator shall file, as required, the various reports and disclosures concerning the Plan and its operations as required by ERISA and by the Code, and shall be solely responsible for establishing and maintaining all records of the Plan and the Trust.

          (d) The Fair Market Value of shares of Company Stock shall be determined as of each Valuation Date. In the case of a transaction between the Plan and a disqualified person within the meaning of Code Section 4975, the Fair Market Value of shares of Company Stock must be determined as of the date of the transaction.

          (e)  The statement of specific duties for a Plan Administrator in this
     Section is not in derogation of any other duties which a Plan Administrator has under the provisions of the Plan or the Trust or under applicable law.

     13.5 Investment Manager.  The Primary Sponsor may, by action in writing
          ------------------
certified by notice to the Trustee, appoint an Investment Manager. Any Investment Manager may be removed in the same manner in which appointed, and in the event of any removal, the Investment Manager shall, as soon as possible, but in no event more than thirty (30) days after notice of removal, turn over all assets managed by it to the Trustee or to any successor Investment Manager appointed, and shall make a full accounting to the Primary Sponsor with respect to all assets managed by it since its appointment as an Investment Manager.

     13.6 Investment Committee.  The Primary Sponsor may, by action in writing
          --------------------
certified by notice to the Trustee, appoint an Investment Committee. The Primary Sponsor shall have the right to remove any person on the Investment Committee at any time by notice in writing to such person. A person on the Investment Committee may resign at any time by written notice of resignation to the Primary Sponsor. Upon such removal or resignation, or in the event of the death of a person on the Investment Committee, the Primary Sponsor may appoint a successor. Until a successor has been appointed, the remaining persons on the Investment Committee may continue to act as the Investment Committee.

     13.7 Action by a Plan Sponsor.  Any action to be taken by a Plan Sponsor
          ------------------------
shall be taken by resolution or written direction duly adopted by its board of directors or appropriate governing body, as the case may be; provided, however, that by such resolution or written direction, the board of directors or appropriate governing body, as the case may be, may delegate to any officer or other appropriate person of a Plan Sponsor the authority to take any such actions as may be specified in such resolution or written direction, other than the power to amend, modify or terminate the Plan or the Trust or to determine the basis of any Plan Sponsor contributions.

     13.8 Expenses of the Plan and Trust.  All expenses of administering the
          ------------------------------
Plan and Trust shall be charged to and paid out of the Trust assets to the extent permissible under ERISA. The Primary Sponsor in its discretion may pay all or any portion of such expenses, and payment of expenses by the Primary Sponsor shall not be deemed to be employer contributions.


                                  SECTION 14
                            CLAIM REVIEW PROCEDURE
                            ----------------------

     14.1 If a Member or Beneficiary is denied a claim for benefits under a Plan, the Plan Administrator shall provide to the claimant written notice of the denial within 90 days after the Plan Administrator receives the claim, unless special circumstances require an extension of time for processing the claim. If such an extension of time for processing is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial 90-day period. In no event shall the extension exceed a period of 90 days from the end of such initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan Administrator expects to render the final decision.

     14.2 If the claimant is denied a claim for benefits, the Plan Administrator shall provide, within the time frame set forth in Plan Section 13.1, written notice of the denial which shall set forth:

          (a)  the specific reasons for the denial;

          (b) specific references to the pertinent provisions of the Plan on which the denial is based;

          (c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why the material or information is necessary; and

          (d)  an explanation of the Plan's claim review procedure.

     14.3 After receiving written notice of the denial of a claim, a claimant or his representative may:

          (a) request a full and fair review of the denial by written application to the Plan Administrator;

          (b)  review pertinent documents; and

          (c)  submit issues and comments in writing to the Plan Administrator.

     14.4 If the claimant wishes a review of the decision denying his claim to benefits under the Plan, he must submit the written application to the Plan Administrator within sixty (60) days after receiving written notice of the denial.

     14.5 Upon receiving the written application for review, the Plan Administrator may schedule a hearing for purposes of reviewing the claimant's claim, which hearing shall take place not more than thirty (30) days from the date on which the Plan Administrator received the written application for review.

     14.6 At least ten (10) days prior to the scheduled hearing, the claimant and his representative designated in writing by him, if any, shall receive written notice of the date, time, and place of the scheduled hearing. The claimant or his representative may request that the hearing be rescheduled for his convenience on another reasonable date or at another reasonable time or place.

     14.7 All claimants requesting a review of the decision denying their claim for benefits may employ counsel for purposes of the hearing.

     14.8 No later than sixty (60) days following the receipt of the written application for review, the Plan Administrator shall submit its decision on the review in writing to the claimant involved and to his representative, if any; provided, however, a decision on the written application for review may be extended, in the event special circumstances such as the need to hold a hearing require an extension of time, to a day no later than one hundred twenty (120) days after the date of receipt of the written application for review. The decision shall include specific reasons for the decision and specific references to the pertinent provisions of the Plan on which the decision is based.


                                  SECTION 15
                 LIMITATION OF ASSIGNMENT, PAYMENTS TO LEGALLY
                 ---------------------------------------------
                INCOMPETENT DISTRIBUTEE AND UNCLAIMED PAYMENTS
                ----------------------------------------------

     15.1 No benefit which shall be payable under the Plan to any person shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void; and no such benefit shall in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements or torts of any person, nor shall it be subject to attachment or legal process for, or against, such person, and the same shall not be recognized under the Plan, except to such extent as may be required by law. Notwithstanding the above, this Section shall not apply to a "qualified domestic relations order" (as defined in Code Section 414(p)), and benefits may be paid pursuant to the provisions of such an order. The Plan Administrator shall develop procedures (in accordance with applicable federal regulations) to determine whether a domestic relations order is qualified, and, if so, the method and the procedures for complying therewith. In addition, a distribution to an "alternate payee" (as defined in Code Section 414(p)) shall be permitted if such distribution is authorized by a qualified domestic relations order, even if the affected Member has not yet separated from service and has not yet reached the "earliest retirement age" (as defined in Code
Section 414(p)).

     15.2 If any person who shall be entitled to any benefit under the Plan shall become bankrupt or shall attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge such benefit under the Plan, then the payment of any such benefit in the event a Member or Beneficiary is entitled to payment shall, in the discretion of the Plan Administrator, cease and terminate and in that event the Trustee shall hold or apply the same for the benefit of such person, his spouse, children, other dependents or any of them in such manner and in such proportion as the Plan Administrator shall determine.

     15.3 Whenever any benefit which shall be payable under the Plan is to be paid to or for the benefit of any person who is then a minor or determined to be incompetent by qualified medical advice, the Plan Administrator need not require the appointment of a guardian or custodian, but shall be authorized to cause the same to be paid over to the person having custody of such minor or incompetent, or to cause the same to be paid to such minor or incompetent without the intervention of a guardian or custodian, or to cause the same to be paid to a legal guardian or custodian of such minor or incompetent if one has been appointed or to cause the same to be used for the benefit of such minor or incompetent.

     15.4 If the Plan Administrator cannot ascertain the whereabouts of any Member to whom a payment is due under the Plan, the Plan Administrator may direct that the payment and all remaining payments otherwise due to the Member be cancelled on the records of the Plan and the amount thereof applied as a forfeiture in accordance with Plan Section 4.1(a), as applicable, except that, in the event the Member later notifies the Plan Administrator of his whereabouts and requests the payments due to him under the Plan, the Plan Sponsor shall contribute to the Plan an amount equal to the payment to be paid to him as soon as administratively feasible.


                                  SECTION 16
                         PROHIBITION AGAINST DIVERSION
                         -----------------------------

     At no time shall any part of the Fund be used for or diverted to purposes other than the exclusive benefit of the Members or their Beneficiaries, subject, however, to the payment of all taxes and administrative expenses and subject to the provisions of the Plan with respect to returns of contributions.


                                  SECTION 17
                             LIMITATION OF RIGHTS
                             --------------------

     Membership in the Plan shall not give any Employee any right or claim except to the extent that such right is specifically fixed under the terms of the Plan. The adoption of the Plan and the Trust by any Plan Sponsor shall not be construed to give any Employee a right to be continued in the employ of a Plan Sponsor or as interfering with the right of a Plan Sponsor to terminate the employment of any Employee at any time.

                                  SECTION 18
                      AMENDMENT TO OR TERMINATION OF THE
                      ----------------------------------
                              PLAN AND THE TRUST
                              ------------------

     18.1 The Primary Sponsor reserves the right at any time to modify or amend or terminate the Plan or the Trust in whole or in part; provided, however, that the Primary Sponsor shall have no power to modify or amend the Plan in such manner as would cause or permit any portion of the funds held under a Plan to be used for, or diverted to, purposes other than for the exclusive benefit of Members or their Beneficiaries, or as would cause or permit any portion of a fund held under the Plan to become the property of a Plan Sponsor; and provided further, that the duties or liabilities of the Trustee shall not be increased without its written consent. No such modifications or amendments shall have the effect of retroactively changing or depriving Members or Beneficiaries of rights already accrued under the Plan. No Plan Sponsor other than the Primary Sponsor shall have the right to so modify, amend or terminate the Plan or the Trust. Notwithstanding the foregoing, each Plan Sponsor may terminate its own participation in the Plan and Trust pursuant to the Plan.

     18.2 Each Plan Sponsor other than the Primary Sponsor shall have the right to terminate its participation in the Plan and Trust by resolution of its board of directors or other appropriate governing body and notice in writing to the Primary Sponsor and the Trustee unless such termination would result in the disqualification of the Plan or the Trust or would adversely affect the exempt status of the Plan or the Trust as to any other Plan Sponsor. If contributions by or on behalf of a Plan Sponsor are completely terminated, the Plan and Trust shall be deemed terminated as to such Plan Sponsor. Any termination by a Plan Sponsor, shall not be a termination as to any other Plan Sponsor.

     18.3 (a) If the Plan is terminated by the Primary Sponsor or if contributions to the Trust should be permanently discontinued, it shall terminate as to all Plan Sponsors and the Fund shall be used, subject to the payment of expenses and taxes, for the benefit of Members and Beneficiaries, and for no other purposes, and the Account of each affected Member shall be fully vested and nonforfeitable, notwithstanding the provisions of the Section of the Plan which sets forth the vesting schedule.

           (b) In the event of the partial termination of the Plan, each affected Member's Account shall be fully vested and nonforfeitable, notwithstanding the provisions of the Section of the Plan which sets forth the vesting schedule.

     18.4 In the event of the termination of the Plan or the Trust with respect to a Plan Sponsor, the Accounts of the Members with respect to the Plan as adopted by such Plan Sponsor shall be held subject to the instructions of the Plan Administrator.

     18.5 In the case of any merger or consolidation of the Plan with, or any transfer of the assets or liabilities of the Plan to, any other plan qualified under Code Section 401, the terms of the merger, consolidation or transfer shall be such that each Member would receive (in the event of termination of the Plan or its successor immediately thereafter) a benefit which is no less than the benefit which the Member would have received in the event of termination of the Plan immediately before the merger, consolidation or transfer.

     18.6 Notwithstanding any other provision of the Plan, an amendment to the Plan --

           (a) which eliminates or reduces an early retirement benefit, if any, or which eliminates or reduces a retirement-type subsidy (as defined in regulations issued by the Department of the Treasury), if any, or

           (b) which eliminates an optional form of benefit

shall not be effective with respect to benefits attributable to service before the amendment is adopted. In the case of a retirement-type subsidy described in Subsection (a) above, this Section shall be applicable only to a Member who satisfies, either before or after the amendment, the preamendment conditions for the subsidy.


                                  SECTION 19
                        ADOPTION OF PLAN BY AFFILIATES
                        ------------------------------

     Any corporation or other business entity related to the Primary Sponsor by function or operation and any Affiliate, if the corporation, business entity or Affiliate is authorized to do so by written direction adopted by the Board of Directors, may adopt the Plan and the related Trust by action of the board of directors or other appropriate governing body of such corporation, business entity or Affiliate. Any adoption shall be evidenced by certified copies of the resolutions of the foregoing board of directors or governing body indicating the adoption and by the execution of the Trust by the adopting corporation, or business entity or Affiliate. The resolution shall state and define the effective date of the adoption of the Plan by the Plan Sponsor and, for the purpose of Code Section 415, the "limitation year" as to such Plan Sponsor. Notwithstanding the foregoing, however, if the Plan and Trust as adopted by an Affiliate or other corporation or business entity under the foregoing provisions shall fail to receive the initial approval of the Internal Revenue Service as a qualified Plan and Trust under Code Sections 401(a) and 501(a), any contributions by the Affiliate or other corporation or business entity after payment of all expenses will be returned to such Plan Sponsor free of any trust, and the Plan and Trust shall terminate, as to the adopting Affiliate or other corporation or business entity.


                                  SECTION 20
                   QUALIFICATION AND RETURN OF CONTRIBUTIONS
                   -----------------------------------------

     20.1 If the Plan and the related Trust fail to receive the initial approval of the Internal Revenue Service as a qualified plan and trust within one (1) year after the date of denial of qualification (a) the contribution of a Plan Sponsor after payment of all expenses will be returned to a Plan Sponsor free of the Plan and Trust, (b) contributions made by a Member shall be returned to the Member who made the contributions, and (c) the Plan and Trust shall thereupon terminate.

     20.2 All Plan Sponsor contributions to the Plan are contingent upon deductibility. To the extent permitted by the Code and other applicable laws and regulations thereunder, upon a Plan Sponsor's request, a contribution which was made by reason of a mistake of fact or which was nondeductible under Code Section 404, shall be returned to a Plan Sponsor within one (1) year after the payment of the contribution, or the disallowance of the deduction (to the extent disallowed), whichever is applicable.

     In the event of a contribution which was made by reason of a mistake of fact or which was nondeductible, the amount to be returned to the Plan Sponsor shall be the excess of the contribution above the amount that would have been contributed had the mistake of fact or the mistake in determining the deduction not occurred, less any net loss attributable to the excess. Any net income attributable to the excess shall not be returned to the Plan Sponsor. No return of any portion of the excess shall be made to the Plan Sponsor if the return would cause the balance in a Member's Account to be less than the balance would have been had the mistaken contribution not been made.


                                  SECTION 21
                     INCORPORATION OF SPECIAL LIMITATIONS
                     ------------------------------------

     Appendices A and B to the Plan, attached hereto, are incorporated by reference and the provisions of the same shall apply notwithstanding anything to the contrary contained herein.

     WHEREOF, the Primary Sponsor has caused this indenture to be executed as of the date first above written.

                                        COMMUNITY FIRST BANKING COMPANY


                                        By:_________________________________

                                        Title:______________________________

ATTEST:

_______________________________

Title: ________________________

     [CORPORATE SEAL]

                                  APPENDIX A
                           LIMITATION ON ALLOCATIONS
                           -------------------------


                                   SECTION 1

     The "annual addition" for any Member for any one limitation year may not exceed the lesser of:

          (a) $30,000 (as adjusted for changes in the cost of living as provided in regulations issued by the Secretary of the Treasury); or

          (b) 25% of the Member's Annual Compensation.

     Notwithstanding the foregoing, if no more than one-third (1/3) of the Plan Sponsor contributions to the Plan for the limitation year are allocated to Highly Compensated Employees, the annual addition shall not include forfeitures of Company Stock acquired with the proceeds of an Acquisition Loan or Plan Sponsor contributions applied to the payment of interest on an Acquisition Loan.


                                   SECTION 2

     For the purposes of this Appendix A, the term "annual addition" for any Member means for any limitation year, the sum of certain Plan Sponsor, Affiliate, and Member contributions, forfeitures, and other amounts as determined in Code Section 415(c)(2) in effect for that limitation year.


                                   SECTION 3

     In the event that a Plan Sponsor or an Affiliate maintains a defined benefit plan under which a Member also participates, the sum of the defined benefit plan fraction and the defined contribution plan fraction for any limitation year for any Member may not exceed 1.0.

          (a) The defined benefit plan fraction for any limitation year is a fraction:

               (1) the numerator of which is the projected annual benefit of the Member under the defined benefit plan (determined as of the close of such year); and

               (2)  the denominator of which is the lesser of

                    (A) the product of 1.25, multiplied by the maximum annual benefit allowable under Code Section 415(b)(1)(A), or

                    (B)  the product of

                         (i)       1.4, multiplied by

                         (ii) the maximum amount which may be taken into account under Section 415(b)(1)(B) of the Code with respect to the Member under the defined benefit plan for the limitation year (determined as of the close of the limitation year).

          (b) The defined contribution plan fraction for any limitation year is a fraction:

               (1) the numerator of which is the sum of a Member's annual additions as of the close of the year; and

               (2) the denominator of which is the sum of the lesser of the following amounts determined for the year and for all prior limitation years during which the Member was employed by a Plan Sponsor or an
          Affiliate:

                    (A) the product of 1.25, multiplied by the dollar limitation in effect under Code Section 415(c)(1)(A) for the limitation year (determined without regard to Section 415(c)(6) of the Code); or

                    (B)  the product of

                         (i)       1.4, multiplied by

                         (ii) the amount which may be taken into account under Code Section 415(c)(1)(B) (or Code Section 415(c)(7), if applicable) with respect to the Member for the limitation year.


                                   SECTION 4

     For purposes of this Appendix A, the term "limitation year" shall mean a Plan Year unless a Plan Sponsor elects, by adoption of a written resolution, to use any other twelve-month period adopted in accordance with regulations issued by the Secretary of the Treasury.


                                   SECTION 5

     For purposes of applying the limitations of this Appendix A, all defined contribution plans maintained or deemed to be maintained by a Plan Sponsor shall be treated as one defined contribution plan, and all defined benefit plans now or previously maintained or deemed to be maintained by a Plan Sponsor shall be treated as one defined benefit plan. In the event any of the actions to be taken pursuant to Section 6 of this Appendix A or pursuant to any language of similar import in another defined contribution plan are required to be taken as a result of the annual additions of a Member exceeding the limitations set forth in Section 1 of this Appendix A, because of the Member's participation in more than one defined contribution plan, the actions shall be taken first with regard to such other defined contribution plan.

                                   SECTION 6

     In the event that as a result of either the allocation of forfeitures to the Account of a Member or a reasonable error in estimating the Member's Annual Compensation, the annual addition allocated to the Account of a Member exceeds the limitations set forth in Section 1 of this Appendix A or in the event that the aggregate contributions made on behalf of a Member under both a defined benefit plan and a defined contribution plan, subject to the reduction of allocations in other defined contribution plans required by Section 5 of this Appendix A, cause the aggregate limitation fraction set forth in Section 3 of this Appendix A to be exceeded, the Plan Administrator shall, in writing, direct the Trustee to take such of the following actions as the Plan Administrator shall deem appropriate, specifying in each case the amount or amounts of contributions involved:

          (a) Contributions made by the Plan Sponsor on behalf of the Member pursuant to Plan Section 3.1 shall be reduced by the excess amount. The amount of the reduction shall be reallocated to the Accounts of Members who are not affected by the limitations in the same proportion as the contribution of the Plan Sponsor for the year is allocated under Plan
     Section 4.1 to the Accounts of such Members; and

          (b) If further reduction is necessary, forfeitures allocated to the Member's ESOP Account shall be reduced by the amount of the remaining excess. The amount of the reduction shall be reallocated to the ESOP Accounts of Members who are not affected by the limitations in the same manner as the contributions of the Plan Sponsor for the year are allocated to the ESOP Accounts of such Members pursuant to Plan Section 4.1.

          (c) If the contribution of the Plan Sponsor and forfeitures would cause the annual addition to exceed the limitations set forth herein with respect to all Members under the Plan, the portion of such contribution in excess of the limitations shall be segregated in a suspense account. While the suspense account is maintained, (1) no Plan Sponsor contributions under the Plan shall be made which would be precluded by this Appendix A, (2) income, gains and losses of the Fund shall not be allocated to such suspense account and (3) amounts in the suspense account shall be allocated in the same manner as Plan Sponsor contributions and forfeitures under the Plan as of each Valuation Date on which Plan Sponsor contributions may be allocated until the suspense account is exhausted. In the event of the termination of the Plan, the amounts in the suspense account shall be returned to the Plan Sponsor to the extent that such amounts may not then be allocated to the Members' Accounts.

                                  APPENDIX B
                             TOP-HEAVY PROVISIONS
                             --------------------


                                   SECTION 1

     As used in this Appendix B, the following words shall have the following meanings:

          (a)  "Determination Date" means, with respect to any Plan Year, the
                ------------------
     last day of the preceding Plan Year, or, in the case of the first Plan Year, means the last day of the first Plan Year.

          (b)  "Key Employee" means an Employee or former Employee (including a
                ------------
     Beneficiary of a Key Employee or former Key Employee) who at any time during the Plan Year containing the Determination Date or any of the four
     (4) preceding Plan Years is:

               (1) An officer of the Plan Sponsor or any Affiliate whose Annual Compensation was greater than fifty percent (50%) of the amount in effect under Code Section 415(b)(1)(A) for the calendar year in which the Plan Year ends, where the term `officer' means an administrative executive in regular and continual service to the Plan Sponsor or Affiliate; provided, however, that in no event shall the number of officers exceed the lesser of Clause (A) or (B) of this Subparagraph
          (1), where:

                    (A)  equals fifty (50) Employees; and

                    (B) equals the greater of (i) three (3) Employees or (ii) ten percent (10%) of the number of Employees during the Plan Year, with any non-integer being increased to the next higher integer.

          If for any Plan Year no officer of the Plan Sponsor meets the requirements of this Subparagraph (1), the highest paid officer of the Plan Sponsor for the Plan Year shall be considered an officer for purposes of this Subparagraph.

               (2) One of the ten (10) Employees owning both (A) more than one-half percent (1/2%) of the outstanding stock of the Plan Sponsor or an Affiliate, more than one-half percent (1/2%) of the total combined voting power of all stock of the Plan Sponsor or an Affiliate, or more than one-half percent (1/2%) of the capital or profits interest in the Plan Sponsor or an Affiliate, and (B) the largest percentage ownership interests in the Plan Sponsor or any of its Affiliates, and whose Annual Compensation is equal to or greater than the amount in effect under Section 1(a) of Appendix A to the Plan for the calendar year in which the Determination Date falls; or

               (3) An owner of more than five percent (5%) of the outstanding stock of the Plan Sponsor or an Affiliate or more than five percent (5%) of the total combined voting power of all stock of the Plan Sponsor or an Affiliate; or

               (4) An owner of more than one percent (1%) of the outstanding stock of the Plan Sponsor or an Affiliate or more than one percent (1%) of the total combined voting power of all stock of the Plan Sponsor or an Affiliate, and who in such Plan Year had Annual Compensation from the Plan Sponsor and all of its Affiliates of more than $150,000.

     Employees other than Key Employees are sometimes referred to in this Appendix B, as "non-key employees."

          (c)  "Required Aggregation Group" means:
                --------------------------

               (1) each plan of the Plan Sponsor and its Affiliates which qualifies under Code Section 401(a) in which a Key Employee is a participant, and

               (2) each other plan of the Plan Sponsor and its Affiliates which qualifies under Code Section 401 (a) and which enables any plan described in Subsection (a) of this Section to meet the requirements of Section 401(a)(4) or 410 of the Code.

          (d)  (1)  "Top-Heavy" means:
                     ---------

                    (A) if the Plan is not included in a Required Aggregation Group, the Plan's condition in a Plan Year for which, as of the Determination Date:

                         (i) the present value of the cumulative Accounts under the Plan for all Key Employees exceeds 60 percent of the present value of the cumulative Accounts under the Plan for all Members; and

                         (ii) the Plan, when included in every potential combination, if any, with any or all of:

                                   (I)       any Required Aggregation Group, and

                                   (II)      any plan of the Plan Sponsor which
                         is not part of any Required Aggregation Group and which qualifies under Code Section 401 (a)

                    is part of a Top-Heavy Group (as defined in Paragraph (2) of this Subsection); and

                    (B) if the Plan is included in a Required Aggregation Group, the Plan's condition in a Plan Year for which, as of the Determination Date:

                         (i) the Required Aggregation Group is a Top-Heavy Group (as defined in Paragraph (2) of this Subsection); and

                         (ii) the Required Aggregation Group, when included in every potential combination, if any, with any or all of the plans of the Plan Sponsor and its Affiliates which are not part of the Required Aggregation Group and which qualify under Code Section 401(a), is part of a Top-Heavy Group (as defined in Paragraph (2) of this Subsection).

                    (C) For purposes of Subparagraphs (A)(ii) and (B)(ii) of
               this Paragraph (1), any combination of plans must satisfy the requirements of Sections 401(a)(4) and 410 of the Code.

               (2)  A group shall be deemed to be a Top-Heavy Group if:

                    (A) the sum, as of the Determination Date, of the present value of the cumulative accrued benefits for all Key Employees under all plans included in such group exceeds

                    (B) 60 percent of a similar sum determined for all participants in such plans.

               (3) (A) For purposes of this Section, the present value of the accrued benefit for any participant in a defined contribution plan as of any Determination Date or last day of a plan year shall be the sum of:

                         (i) as to any defined contribution plan other than a simplified employee pension, the account balance as of the most recent valuation date occurring within the plan year ending on the Determination Date or last day of a plan year, and

                         (ii) as to any simplified employee pension, the aggregate employer contributions, and

                         (iii) an adjustment for contributions due as of the
                    Determination Date or last day of a plan year.

               In the case of a plan that is not subject to the minimum funding requirements of Code Section 412, the adjustment in Clause (iii) of this Subparagraph (A) shall be the amount of any contributions actually made after the valuation date but on or before the Determination Date or last day of the plan year to the extent not included under Clause (i) or (ii) of this Subparagraph (A); provided, however, that in the first plan year of the plan, the adjustment in Clause (iii) of this Subparagraph (A) shall also reflect the amount of any contributions made thereafter that are allocated as of a date in such first plan year. In the case of a plan that is subject to the minimum funding requirements, the account balance in Clause (i) and the aggregate contributions in Clause (ii) of this Subparagraph (A) shall include contributions that would be allocated as of a date not later than the Determination Date or last day of a plan year, even though those amounts are not yet required to be contributed, and the adjustment in Clause (iii) of this Subparagraph (A) shall be the amount of any contribution actually made (or due to be made) after the valuation date but before the expiration of the extended payment period in Code Section 412(c)(10) to the extent not included under Clause (i) or (ii) of this Subparagraph (A).

                    (B) For purposes of this Subsection, the present value of the accrued benefit for any participant in a defined benefit plan as of any Determination Date or last day of a plan year must be determined as of the most recent valuation date which is within a 12-month period ending on the Determination Date or last day of a plan year as if such participant terminated as of such valuation date; provided, however, that in the first plan year of a plan, the present value of the accrued benefit for a current participant must be determined either (i) as if the participant terminated service as of the Determination Date or last day of a plan year or (ii) as if the participant terminated service as of such valuation date, but taking into account the estimated accrued benefit as of the Determination Date or last day of a plan year. For purposes of this Subparagraph (B), the valuation date must be the same valuation date used for computing plan costs for minimum funding, regardless of whether a valuation is performed that year. The actuarial assumptions utilized in calculating the present value of the accrued benefit for any participant in a defined benefit plan for purposes of this Subparagraph (B) shall be established by the Plan Administrator after consultation with the actuary for the plan, and shall be reasonable in the aggregate and shall comport with the requirements set forth by the Internal Revenue Service in Q&A T-26 and T-27 of Regulation Section 1.416-1.

                    (C) For purposes of determining the present value of the cumulative accrued benefit under a plan for any participant in accordance with this Subsection, the present value shall be increased by the aggregate distributions made with respect to the participant (including distributions paid on account of death to the extent they do not exceed the present value of the cumulative accrued benefit existing immediately prior to death) under each plan being considered, and under any terminated plan which if it had not been terminated would have been in a Required Aggregation Group with the Plan, during the 5-year period ending on the Determination Date or last day of the plan year that falls within the calendar year in which the Determination Date falls.

                    (D) For purposes of this Paragraph (3), participant contributions which are deductible as "qualified retirement contributions" within the meaning of Code Section 219 or any successor, as adjusted to reflect income, gains, losses, and other credits or charges attributable thereto, shall not be considered to be part of the accrued benefits under any plan.

                    (E) For purposes of this Paragraph (3), if any employee is not a Key Employee with respect to any plan for any plan year, but such employee was a Key Employee with respect to such plan for any prior plan year, any accrued benefit for such employee shall not be taken into account.

                    (F) For purposes of this Paragraph (3), if any employee has not performed any service for any Plan Sponsor or Affiliate maintaining the plan during the five-year period ending on the Determination Date, any accrued benefit for that employee shall not be taken into account.

                    (G) (i) In the case of an "unrelated rollover" (as defined below) between plans which qualify under Code Section 401(a), (a) the plan providing the distribution shall count the distribution as a distribution under Subparagraph (C) of this Paragraph (3), and (b) the plan accepting the distribution shall not consider the distribution part of the accrued benefit under this Section; and

                         (ii) in the case of a "related rollover" (as defined
                    below) between plans which qualify under Code Section 401(a), (a) the plan providing the distribution shall not count the distribution as a distribution under Subparagraph
                    (C) of this Paragraph (3), and (b) the plan accepting the distribution shall consider the distribution part of the accrued benefit under this Section.

For purposes of this Subparagraph (G), an "unrelated rollover" is a rollover as defined in Code Section 402(c)(4) or 408(d)(3) or a plan-to-plan transfer which is both initiated by the participant and made from a plan maintained by one employer to a plan maintained by another employer where the employers are not Affiliates. For purposes of this Subparagraph (G), a "related rollover" is a rollover as defined in Code Section 402(c)(4) or 408(d)(3) or a plan-to-plan transfer which is either not initiated by the participant or made to a plan maintained by the employer or an Affiliate.

                                   SECTION 2

          (a) Notwithstanding anything contained in the Plan to the contrary, except as otherwise provided in Subsection (b) of this Section, in any Plan Year during which the Plan is Top-Heavy, allocations of Plan Sponsor contributions and forfeitures for the Plan Year for the Account of each Member who is not a Key Employee and who has not separated from service with the Plan Sponsor prior to the end of the Plan Year shall not be less than 3 percent of the Member's Annual Compensation. In the event either this Plan or any other defined contribution plan is Top-Heavy, the minimum allocation contemplated by this Section 2 shall be provided under this Plan, unless the provisions of any other defined contribution plan expressly provide otherwise. For purposes of this Subsection, an allocation to a Member's Account resulting from any Plan Sponsor contribution attributable to a salary reduction or similar arrangement shall not be taken into account.

          (b) (1) The percentage referred to in Subsection (a) of this Section for any Plan Year shall not exceed the percentage at which allocations are made or required to be made under the Plan for the Plan Year for the Key Employee for whom the percentage is highest for the Plan Year. For purposes of this Paragraph, an allocation to the Account of a Key Employee resulting from any Plan Sponsor contribution attributable to a salary reduction or similar agreement shall be taken into account.

               (2) For purposes of this Subsection (b), all defined contribution plans which are members of a Required Aggregation Group shall be treated as part of the Plan.

               (3) This Subsection (b) shall not apply to any plan which is a member of a Required Aggregation Group if the plan enables a defined benefit plan which is a member of the Required Aggregation Group to meet the requirements of Code Section 401(a)(4) or 410.

               (4) If the Plan Sponsor maintains a defined benefit plan which is qualified under Code Section 401(a) and which would be Top-Heavy within the meaning of the Plan for its plan year ending within or coincident with the Plan Year, no allocation shall be made pursuant to Subsection (a) of this Section on behalf of any Member who participates in the defined benefit plan and acquires a year of service within the meaning of paragraphs (4), (5) and (6) of Code
          Section 411(a) under the defined benefit plan for the plan year, if the defined benefit plan provides generally that the accrued benefit of the Member when expressed as an annual retirement benefit shall not, when expressed as a percentage of the Member's Annual Compensation, be less than the lesser of (A) 2 percent multiplied by the number of such years of service in plan years during which such plan was Top-Heavy, or (B) 20 percent.

                                   SECTION 3

     In any limitation year (as defined in Section 4 of Appendix A to the Plan) which contains any portion of a Plan Year in which the Plan is Top-Heavy, the number "1.0" shall be substituted for the number "1.25" in Section 3 of Appendix A to the Plan.

                                   SECTION 4

     Notwithstanding anything contained in the Plan to the contrary, in any Plan Year during which the Plan is Top-Heavy, a Member's interest in his Account shall not vest at any rate which is slower than the following schedule, effective as of the first day of that Plan Year:

                Full Years of             Percentage
               Vesting Service              Vested
               ---------------            ----------

                Less than 3                    0%
                 3 or more                   100%

The Schedule set forth above in this Section 4 shall be inapplicable to a Member who has failed to perform an Hour of Service after the Determination Date on which the Plan has become Top-Heavy. When the Plan ceases to be Top-Heavy, the Schedule set forth above in this Section 4 shall cease to apply; provided however, that the provisions of the Plan Section dealing with changes in the vesting schedule shall apply.